                                                                   Exhibit 4.1

                         SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 3, 1998, by and among EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY, a Minnesota corporation, with headquarters located at 805 Hanlon Drive, Belle Plaine, Minnesota 56011 (the "COMPANY"), and the Buyers set forth on the signature page hereto, together with their permitted transferees (the "BUYERS").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

     B. Buyers desire, upon the terms and conditions stated in this Agreement, to purchase (i) shares of the Company's Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK"), convertible into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK" ), for an aggregate purchase price of Ten Million U.S. Dollars ($10,000,000), and (ii) shares of the Company's Series C Convertible Preferred Stock (the "SERIES C PREFERRED STOCK" and, collectively with the Series B Preferred Stock, the "PREFERRED STOCK"), convertible into shares of the Common Stock, for an aggregate purchase price of Three Million U.S. Dollars ($3,000,000). In consideration for each such purchase, the Buyers will receive Stock Purchase Warrants (the "WARRANTS"), to acquire additional shares of Common Stock. The Warrants to be issued in connection with the Series B Preferred Stock shall be in the form attached hereto as EXHIBIT A-1, and the Warrants to be issued in connection with the Series C Preferred Stock shall be in the form attached hereto as EXHIBIT A-2. The purchase price per share of the Preferred Stock shall be $1,000. The purchase of the Series B Preferred Stock will be funded in an initial closing (the "FIRST CLOSING"), subject to the terms and conditions stated in this Agreement. The purchase of the Series C Preferred Stock will be funded in a second closing (the "SECOND CLOSING"), subject to the terms and conditions stated in this Agreement. The Preferred Stock purchased by the Buyers hereunder is sometimes referred to herein as the "PREFERRED SHARES." The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of the Certificates of Designation (as defined below) or the Registration Rights Agreement (as defined below) are referred to herein as the "COMMON SHARES". The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as "WARRANT SHARES". The Preferred Shares, Common Shares, Warrants, and Warrant Shares are collectively referred to herein as the "SECURITIES".

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                                                                         Page 2


     C. The Series B Preferred Stock has the voting powers, preferences, and rights set forth in the Amended Statement of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock attached hereto as EXHIBIT G(1) (the "SERIES B CERTIFICATE OF DESIGNATION"), and the Series C Preferred Stock shall have substantially the same voting powers, preferences and rights as set forth in the Series B Certificate of Designation (except that (i) the "Closing Price" of the Series C Preferred Stock (as such term is defined in the Series B Certificate of Designation) shall be based on the average closing bid price for the three trading days immediately preceding the Second Closing, and (ii) the "Anniversary Date" and "Maturity Date" for the Series C Preferred Stock shall be the same date as the Anniversary Date and Maturity Date specified in the Series B Certificate of Designation) (the "SERIES C CERTIFICATE OF DESIGNATION" and, collectively with the Series B Certificate of Designation, the "CERTIFICATES OF DESIGNATION") .

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, the rules and regulations promulgated thereunder and applicable state securities laws.

     NOW THEREFORE, the Company and each Buyer hereby agree as follows:

                                   ARTICLE I
                       PURCHASE AND SALE OF COMMON STOCK

     1.1 (a) First CLOSING. Subject to the terms and satisfaction or waiver of the conditions of this Agreement, the issuance, sale and purchase of the Series B Preferred Stock shall be consummated at the First Closing. On the date of the First Closing, subject to the satisfaction or waiver of the conditions set forth in Article VI, the Company shall issue and sell to the Buyers, and each Buyer agrees, on a several and not a joint basis, to purchase from the Company, the number of shares of Series B Preferred Stock set forth under such Buyer's name on the signature page hereto executed by each Buyer.

          (b) Second CLOSING. Subject to the terms and satisfaction or waiver of the conditions of this Agreement, the issuance, sale and purchase of the Series C Preferred Stock shall be consummated at the Second Closing. On the date of the Second Closing, subject to the satisfaction or waiver of the conditions set forth in Article VII, the Company shall issue and sell to the Buyers, and each Buyer agrees, on a several and not a joint basis, to purchase from the Company, the number of shares of Series C Preferred Stock set forth under such Buyer's name on the signature page hereto executed by each Buyer.

     1.2 FORM OF PAYMENT. The Buyers shall pay their respective purchase price for each Series of Preferred Shares by wire transfer to the account designated

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pursuant to the Escrow Agreement by and among the Company, the Buyers, and the escrow agent ("ESCROW AGENT") designated therein in the form attached hereto as EXHIBIT C (the "ESCROW AGREEMENT"), upon delivery by the Company to the Escrow Agent of the applicable Preferred Shares and Warrants, all in accordance with the terms of the Escrow Agreement, and upon satisfaction of the other conditions to the First Closing and Second Closing, respectively.

     1.3 CLOSING DATE. Subject to the satisfaction or waiver of the conditions thereto set forth in Article VI below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the First Closing shall be 10:00 a.m. Pacific Standard Time on September 3, 1998, or such other mutually agreed upon date or time. Subject to the satisfaction or waiver of the conditions thereto set forth in Article VII below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the Second Closing shall be on a mutually agreed upon date or time as soon as practicable following the satisfaction or waiver of each of the conditions set forth in Article VII, but in any event within four (4) business days after the last of such conditions has been satisfied or waived.

     1.4 WARRANTS. In consideration of the purchase by Buyers of the Preferred Shares, the Company shall upon the First Closing and the Second Closing, respectively, issue Warrants to each Buyer to acquire, in the aggregate, Twenty-five Thousand (25,000) Common Shares for each One Million Dollars ($1,000,000) of Preferred Shares purchased by such Buyer at each such Closing, and each such Warrant shall have an exercise price per share equal to (i) for the First Closing, 125% of the Closing Price as defined in the Series B Certificate of Designation, and (ii) for the Second Closing, 125% of the Closing Price as such term shall be defined in the Series C Certificate of Designation.


                                   ARTICLE II

                    BUYER'S REPRESENTATIONS AND WARRANTIES.

     Each Buyer represents and warrants to the Company as of the date hereof and as of the date of the First Closing, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Buyer, as set forth in this Article II. Each Buyer makes no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Buyers to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     2.1 INVESTMENT PURPOSE. Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof,

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except pursuant to sales registered or exempted from registration under the
1933 Act; provided, however, that by making the representation herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

     2.2 ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Buyer has delivered an Investor Questionnaire in the form of EXHIBIT D to the Company and Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("SHORELINE PACIFIC").

     2.3 RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

     2.4 INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Article III below. The Buyer acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the SEC Documents (as defined below).

     2.5 GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     2.6 TRANSFER OR RESALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws and consequently the Buyer may have to bear the risk of owning the Securities for an indefinite period of time, and the Securities may not be transferred unless (a) the resale of the Securities is registered pursuant to an effective registration statement under the 1933 Act; (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such

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                                                                         Page 5


registration; (c) the Securities are sold or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144") or (d) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). The Buyer covenants it will not make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

     2.7  LEGENDS.  The Buyer understands that until  (i) the Preferred
Shares and the Warrants may be sold by the Buyer under Rule 144(k) or any successor rule that would permit sale of such Securities without restriction as to the number of securities that can then be immediately sold ("RULE 144(k)") and (ii) such time as the resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, or otherwise may be sold by the Buyer under Rule 144(k), the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any certificate upon which it is stamped in accordance with the terms specified in the Transfer Agent Instructions referred to in Article V hereof, and otherwise in accordance with the terms of Article V.

     2.8 AUTHORIZATION; ENFORCEMENT. This Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly and validly authorized,

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                                                                         Page 6


executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     2.9 RESIDENCY. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

     2.10 SHORT SALES. Neither the Buyer nor its affiliates, as of the date of the First Closing, have a short position in the Common Stock of the Company.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Buyers that:

     3.1 ORGANIZATION AND QUALIFICATION. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, operations, assets or financial condition of the Company, or (ii) on the ability of the Company to perform its obligations pursuant to the transactions contemplated hereby or under the agreements or instruments to be entered into or filed in connection herewith, or (iii) the Securities.

     3.2 AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificates of Designation, to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the filing of the Certificates of Designation, issuance of the Preferred Shares, and the issuance and reservation for issuance of the Common Shares in accordance with the Certificates of Designation and the Warrant Shares issuable in accordance with the terms of the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its

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                                                                         Page 7


shareholders is required, (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants have been duly executed and the Series B Certificate of Designation has been duly filed by the Company, and (iv) each of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificates of Designation and the Warrants constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of $.01 par value Common Stock of which 13,068,454 shares are issued and outstanding, 1,200,000 shares are reserved for issuance pursuant to the Company's employee and director stock option plans, 300,000 shares are reserved for issuance pursuant to the Company's employee stock purchase plan, 564,403 shares are reserved for issuance pursuant to securities (other than securities issued under the foregoing plans) exercisable for, or convertible into or exchangeable for shares of Common Stock; and (ii) 7,000,000 shares of preferred stock, par value $0.01 per share, of which 654,000 shares are designated as Series A Preferred Stock, and of which no shares of preferred stock are outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company, including the Preferred Shares, the Common Shares and the Warrant Shares issuable pursuant to this Agreement, are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3.3 and except for the transactions contemplated hereby, as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has furnished to the Buyers true and correct copies of the Company's Articles of Incorporation, as amended, as in effect on the date hereof ("ARTICLES OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

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                                                                         Page 8


     3.4 ISSUANCE OF SECURITIES. The Preferred Shares, are duly authorized and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Common Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights or stockholders of the Company and will not impose personal liability upon the holder thereof.

     3.5 ACKNOWLEDGEMENT OF COMPANY. The Company understands and acknowledges that (i) prior to the Anniversary Date (as defined in the Series B Certificate of Designation), up to 1,338,532 shares of Common Stock could be issued upon conversion of the Series B Preferred Stock and up to 340,909 shares of Common Stock could be issued upon conversion of the Series C Preferred Stock and (ii) on and after the Anniversary Date (as defined in the Series B Certificate of Designation), the maximum number of shares that the Company is obligated to issue upon conversion of all of the Preferred Shares is 2,600,000 (the "MAXIMUM SHARE AMOUNT"). In addition, up to 325,000 shares of Common Stock may be issued upon exercise of the Warrants issued or issuable in connection with all of the Preferred Shares. Any Face Amount (as defined in the Certificates of Designation) of the Preferred Shares remaining when the Maximum Share Amount is reached will be redeemed in cash, or, if the Company agrees to waive such limit after obtaining all necessary shareholder approvals, such remaining Face Amount will be converted into a number of additional shares of Common Stock determined by dividing the then-outstanding Face Amount by the Conversion Price (as defined in the Certificates of Designation) in effect from time to time. The Company acknowledges that, subject to the limitations and the option to redeem for cash described above, its obligation to issue shares of Common Stock upon conversion of the Preferred Stock and exercise of the Warrants in accordance with the terms of the Certificates of Designation and the Warrants is absolute and unconditional.

     3.6 SERIES OF PREFERRED STOCK. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of preferred stock of the Company (other than the Preferred Shares) are as stated in the Articles of Incorporation, filed on or prior to the date hereof, and the Bylaws. The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of the Series B Preferred Stock are as stated in the Series B Certificate of Designation, and at such time as the Company has filed a Series C Certificate of Designation in connection with the Second Closing as provided in Section 7.2(a), the terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications,

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                                                                         Page 9


limitations and restrictions of the Series C Preferred Stock are as stated in the Series C Certificate of Designation.

     3.7 NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrants and the Escrow Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Preferred Shares, Common Shares, Warrants, and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or
(ii) except as described in SCHEDULE 3.7, violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Articles of Incorporation, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof or to issue and sell the Preferred Shares and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Preferred Shares and the Warrant Shares upon exercise of the Warrants. Except as set forth in SCHEDULE 3.7,

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                                                                        Page 10


all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of Nasdaq (as defined below) and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. The Company is unaware of any facts or circumstances which might give rise to the foregoing.

     3.8 SEC DOCUMENTS, FINANCIAL STATEMENTS. Since the date of the Company's initial public offering, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Buyer, or each Buyer has had access to, true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, and except pursuant to the $6,100,000 Loan Agreement dated as of July 1, 1998, between the Company and the Economic Development Authority of the City of Belle Plaine, Minnesota, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to January 3, 1998, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to January 3, 1998 are not, in the aggregate, material to the financial condition or operating results of the Company.

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                                                                        Page 11


     3.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Documents, since January 3, 1998, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company.

     3.10 ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors acting as such that could, individually or in
the aggregate, have a Material Adverse Effect.   The Company is not aware of
any facts or circumstances which would reasonably be expected to give rise to any action or proceeding described in the foregoing sentence. SCHEDULE 3.10 contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened litigation against the Company (or litigation in which the Company is named), without regard to whether it could have a Material Adverse Effect.

     3.11 PATENTS, COPYRIGHTS, ETC. The Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3.11 hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3.11 hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

     3.12 NO MATERIALLY ADVERSE CONTRACTS, ETC. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future, individually or in the aggregate, to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

     3.13 TAX STATUS. Except as set forth on SCHEDULE 3.13, the Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on SCHEDULE 3.13, none of the Company's tax returns is presently being audited by any taxing authority.

     3.14 CERTAIN TRANSACTIONS. Except as disclosed in the SEC Documents or as set forth on SCHEDULE 3.14 and except for arm's-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, employment agreements or the ownership of other securities and rights disclosed on
SCHEDULE 3.3 none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

     3.15 DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement and provided to the Buyers pursuant to Section
2.4 hereof and otherwise in connection with the transactions contemplated hereby contained no untrue statement of a material fact and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

     3.16 ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Securities and has not been relied on by the Company in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

     3.17 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the 1933 Act or any applicable rules of Nasdaq.

     3.18 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline Pacific, whose commissions and fees will be paid for by the Company.

     3.19 PERMITS; COMPLIANCE. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except those the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since January 3, 1998, the Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

     3.20 TITLE TO PROPERTY. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

     3.21 INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     3.22 INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.23 EMPLOYMENT MATTERS. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company. Except as set forth in SCHEDULE 3.23, no representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

     3.24 INVESTMENT COMPANY STATUS. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.25 NO GENERAL SOLICITATION. Assuming the accuracy of the representations and warranties of Shoreline Pacific in its letter to the Company dated as of September 3, 1998 (a copy of which is attached as SCHEDULE 3.25 hereto) to the extent relevant for such determination, neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.


                                       IV
                                   COVENANTS.

     4.1 COMMERCIALLY REASONABLE EFFORTS. The parties shall use their commercially reasonable efforts to satisfy timely each of the conditions described in Articles VI and VII of this Agreement.

     4.2 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the date of the First Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the date of the First Closing. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within ten (10) business days following the date of the First Closing.

     4.3 REPORTING STATUS; ELIGIBILITY TO USE FORM S-3. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. Throughout the Registration Period (as defined in the Registration Rights Agreement), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all reasonably necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 for the registration of securities for the account of shareholders of the Company.

     4.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities for general corporate purposes and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other entity.

     4.5 EXPENSES. The Company and the Buyers shall each be liable for their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

     4.6 FINANCIAL INFORMATION. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities owned by it: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

     4.7 LISTING. The Company shall, on or before 10 business days following the date hereof, secure the listing of the Common Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain such listing of all such Common Shares and Warrant Shares. The Company will use its best efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Nasdaq National Market System ("NASDAQ"), the American Stock Exchange ("AMEX") or the New York Stock Exchange ("NYSE"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq or other exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on the Nasdaq or other principal exchange or quotation system on which the Common Stock is listed or traded.

     4.8 SOLVENCY; COMPLIANCE WITH LAW. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

     4.9 INSURANCE. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

     4.10 NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would cause the offering of Securities to be integrated with any other offering of securities by the Company (i) for the purpose of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the 1933 Act.

     4.11 RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Common Shares in connection therewith (based on the Conversion Price of the Preferred Shares in effect from time to time) and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (based upon the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants without the consent of all the Buyers.
The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 2,925,000 shares of Common Stock. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares and Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4.11, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

     4.12 LIMITATION ON SHORT SALES.

          (a) Each Buyer agrees to conduct all sales of shares of Common Stock (including all short sales or other hedging activities) in compliance with all relevant securities laws and regulations.

          (b) Each Buyer agrees that during any period of determination of any Market Price (as defined in the Certificate of Designation), if Buyer (or others controlling, controlled by, or under common control with Buyer) engages in short sale transactions or other hedging activities which involve, among other things, sales of common shares, Buyer (or others controlling, controlled by, or under common control with Buyer) will place its sale orders for such shares of Common Stock in the course of such activities so as not to complete or effect any such sale on any trading day during such period at a price which is lower than the lowest trading price effected for shares of Common Stock on such day by persons other than Buyer (or others controlling, controlled by, or under common control with Buyer ).

          (c) Buyer will not create new trading lows through sales of common shares in order to create a lower Market Price applicable to conversions of Preferred Stock.

          (d) In connection with the sale of any shares of Common Stock (a "Common Stock Sale") by a Buyer (or by others controlling, controlled by or under common control with such Buyer) at any time after the Effective Date of the Registration Statement (as defined in Section 4.13 below) and prior to the first anniversary of the First Closing (the "Common Stock Sale Period") at a price greater than 110% of the Closing Price (as defined in the Series B Certificate of Designation) applicable to the Series B Preferred Stock, each Buyer convenants and agrees that it will issue a Notice of Conversion (as defined in the Series B Certificate of Designation) and shall convert Series B Preferred Stock into such number of Common Shares equal to the number of such shares of Common Stock sold by such Buyer within twenty (20) business days following such sale. In addition to the foregoing, (i) during any period in which Series C Preferred Stock is outstanding, (ii) in the event of a Common Stock Sale during the Common Stock Sale Period at a price greater than 110% of the Closing Price (as such term will be defined in the Series C Certificate of Designation) applicable to the Series C Preferred Stock, (iii) to the extent such Buyer no longer beneficially owns any shares of Series B Preferred Stock, and (iv) to the extent that a Registration Statement has been declared effective with respect to the Common Shares issuable upon conversion of the Series C Preferred Stock, each such Buyer covenants and agrees that it will issue a Notice of Conversion (as will be defined in the Series C Certificate of Designation) and shall convert Series C Preferred Stock into such number of Common Shares equal to the number of such shares of Common Stock sold by such Buyer, within twenty (20) Business days following such sale.

     4.13 RESTRICTION ON BELOW MARKET ISSUANCE OF SECURITIES. (a) For a period from the date of the First Closing through the later to occur of (a) six months following the effective date of the "REGISTRATION STATEMENT" required to be filed pursuant to Section 2(a) of the Registration Rights Agreement (the "EFFECTIVE DATE") and (b) the first anniversary of the First Closing, neither the Company nor any subsidiary of the Company ("SUBSIDIARY") shall issue or agree to issue, (except (i) to Buyers pursuant to this Agreement, (ii) pursuant to any employee stock option, stock purchase or restricted stock plan of the Company in effect on the date hereof, or any such plan established after the date hereof and approved by the Board of Directors of the Company, (iii) pursuant to any existing security, option, warrant, scrip, call or commitment or right in each case or disclosed on SCHEDULE 3.3 hereof or (iv) pursuant to a strategic joint venture or partnership entered into by the Company or any Subsidiary, undertaken at the reasonable discretion of the Board of Directors of the Company, the primary purpose of which is not to raise equity capital), any equity securities of the Company or any Subsidiary (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company or any Subsidiary) if such securities (x) are issued at a price (or in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock such securities provide for a conversion, exercise or exchange price) which may be less than the then current market price for Common Stock on the date of issuance of such Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (y) are convertible into an indeterminate number of shares of Common Stock. During such period neither the Company nor any Subsidiary shall issue or agree to issue any security convertible into or exercisable or exchangeable for, directly or indirectly, equity securities of the Company or any such Subsidiary based on a variable conversion exercise or exchange price or formula.

     4.14 OBLIGATION OF COMPANY TO ISSUE AND BUYERS TO PURCHASE SERIES C PREFERRED STOCK. If at any time between (i) the date the SEC declares effective the Registration Statement (as defined in, and filed pursuant to, the Registration Rights Agreement) and (ii) nine months from the date of the First Closing, the closing conditions set forth in Section VII have been satisfied, then within four (4) business days the Company shall be obligated to issue, and the Buyers shall be obligated to purchase the Series C Preferred Stock in the amounts set forth opposite the Buyers' signature pages hereto.

     4.15 LETTER AGREEMENTS REGARDING VOTING. The Company will use its best efforts to cause, as promptly as possible following the First Closing, Dave, Dan and Jennifer Hanlon to execute letter agreements, in substantially the form of EXHIBIT I hereto pursuant to which they will agree to vote in favor of the Stockholder Approval (as defined in Article V(B)(ii) of the Certificates of Designation); provided that, so long as the Company has used such best efforts, the failure by the Company to obtain such executed letter agreements shall not be deemed to be a breach of this Agreement or of any of the terms of the Preferred Shares.


                                       V
                TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

     The Company shall instruct its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Common Shares and the Warrant Shares in such amounts as determined in accordance with this Agreement and the Warrants. All such certificates shall bear the restrictive legend, except as specified in this Article V. In addition, the Company will issue the irrevocable Transfer Agent Instructions to the transfer agent in the form of EXHIBIT F hereto. The Company warrants that no instruction other than as referred to in this Article V, and stop transfer instructions to give effect to Section 2.7 hereof (prior to registration of Common Shares and Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in this Article V hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares and Warrant Shares.

     If, unless otherwise required by applicable state securities laws, (a) the resale of the Securities has been registered under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company and the Transfer Agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, or (c) such holder provides the Company and the Transfer Agent with reasonable assurances that such Securities can be sold under Rule 144 under the 1933 Act (or a successor rule thereto), or (d) the Securities can be sold without restriction as to the number of securities as of a particular date that can then be immediately sold under Rule 144(k), the Company shall permit the transfer of the Common Shares or Warrant Shares, and the Transfer Agent shall issue one or more certificates, free from any restrictive legend in such name and in such denominations as specified by such Buyer. Notwithstanding anything herein to the contrary, but subject to the following proviso, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided that this shall not alter the provisions of this Article V with respect to the removal of restrictive legends.

     The Buyer agrees to sell all Securities in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act and the rules and regulations promulgated thereunder.

     The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.


                                       VI
                        CONDITIONS TO THE FIRST CLOSING.

     6.1 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL THE SERIES B PREFERRED STOCK. The obligation of the Company hereunder to issue and sell the Series B Preferred Stock to each Buyer at the First Closing is subject to the satisfaction by such Buyer, at or before such date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (a) On or before the First Closing, the applicable Buyer shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Company and the Escrow Agent.

          (b) The applicable Buyer shall have delivered the purchase price for the Series B Preferred Stock to the Escrow Agent in accordance with this Agreement.

          (c) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the First Closing as though made at that time (except for representations and warranties that speak as of a specific date which representations and warranties shall be correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the First Closing.

          (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) The Series B Certificate of Designation shall have been accepted by the Secretary of State of the State of Minnesota, and evidence thereof reasonably satisfactory to the Company shall have been received by the Company.

     6.2 CONDITIONS TO BUYERS' OBLIGATION TO PURCHASE THE SERIES B PREFERRED STOCK. The obligation of each Buyer hereunder to purchase the Series B Preferred Stock from the Company at the First Closing is subject to the satisfaction, at or before such date of each of the following conditions, provided that these conditions are for each such Buyer's respective benefit and may be waived by each such Buyer at any time in its sole discretion:

          (a) On or before the First Closing, the Company shall have executed this Agreement, the Registration Rights Agreement and the Escrow Agreement, and delivered the same to the Buyer.

          (b) The Series B Certificate of Designation shall have been filed with and accepted by the Secretary of State of the State of Minnesota, and evidence thereof reasonably satisfactory to the applicable Buyer shall have been delivered to such Buyer.

          (c) The Company shall have delivered to the Escrow Agent duly executed certificates representing the Series B Preferred Stock and duly executed Warrants in the amounts specified in Section 1.4.

          (d) The representations and warranties of the Company shall be true and correct in all material respects as of the First Closing as though made at such time (except for representations and warranties that speak as of a specific date which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the First Closing. The Buyers shall have received a certificate or certificates, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the First Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to, certificates with respect to the Company's Articles of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the date of the First Closing.

          (e) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (f) Trading and listing of the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

          (g) The Buyers shall have received an opinion of the Company's counsel, dated as of the First Closing, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the same form as EXHIBIT E attached hereto.

          (h) The Irrevocable Transfer Agent Instructions in respect of the Series B Preferred Stock, in form and substance satisfactory to the Buyers, shall have been delivered to the Company's transfer agent and acknowledged in writing by such transfer agent.

                                      VII
                               CONDITIONS TO THE
                                SECOND CLOSING.

     7.1 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL THE SERIES C PREFERRED STOCK. The obligation of the Company hereunder to issue and sell the Series C Preferred Stock to each Buyer at the Second Closing is subject to the satisfaction by such Buyer, at or before such date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (a) On or before the Second Closing, the applicable Buyer shall have delivered the purchase price for the Series C Preferred Stock to the Escrow Agent in accordance with this Agreement.

          (b) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the Second Closing as though made at that time (except for representations and warranties that speak as of a specific date which representations and warranties shall be correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Second Closing.

          (c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) The Series C Certificate of Designation shall have been accepted by the Secretary of State of the State of Minnesota, and evidence thereof reasonably satisfactory to the Company shall have been received by the Company.

     7.2 CONDITIONS TO BUYERS' OBLIGATION TO PURCHASE THE SERIES C PREFERRED STOCK. The obligation of each Buyer hereunder to purchase the Series C Preferred Stock from the Company at the Second Closing is subject to the satisfaction, at or before such date of each of the following conditions, provided that these conditions are for each such Buyer's respective benefit and may be waived by each such Buyer at any time in its sole discretion:

          (a) The Series C Certificate of Designation shall have been filed with and accepted by the Secretary of State of the State of Minnesota, and evidence thereof reasonably satisfactory to the applicable Buyer shall have been delivered to such Buyer.

          (b) The Company shall have delivered to the Escrow Agent duly executed certificates representing the Series C Preferred Stock and duly executed Warrants in the amounts specified in Section 1.4.

          (c) The representations and warranties of the Company shall be true and correct in all material respects as of the Second Closing as though made at such time (except for representations and warranties that speak as of a specific date which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Second Closing. All information contained in any disclosure schedules referred to in Article III that was not included in such schedules on the date of the First Closing shall be reasonably acceptable to the Buyers. The Buyers shall have received a certificate or certificates, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Second Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to, certificates with respect to the Company's Articles of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the date of the Second Closing.

          (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) Trading and listing of the Common Stock on Nasdaq shall not have been suspended by the SEC or Nasdaq.

          (f) The Buyers shall have received an opinion of the Company's counsel, dated as of the Second Closing, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the same form as EXHIBIT E attached hereto.

          (g) The Irrevocable Transfer Agent Instructions with respect to the Series C Preferred Stock, in form and substance satisfactory to the Buyers, shall have been delivered to the Company's transfer agent and acknowledged in writing by such transfer agent.

          (h) No more than nine months shall have passed since the date of the First Closing.

          (i) The resale of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants is registered pursuant to the Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement; provided, however, that if the SEC has not permitted the Company to include the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants issuable at the Second Closing in such Registration Statement, this condition will be deemed to be satisfied if the resale of the Common Stock issuable upon conversion of the Series B Preferred Sock and the exercise of the Warrants issued at the First Closing is registered pursuant to such Registration Statement and the Company is otherwise in compliance with its obligations under the Registration Rights Agreement.

          (j) The Closing Bid Price (as defined in the Series B Certificate of Designation) of the Common Stock for each trading day during any fifteen consecutive trading day period following the First Closing and ending not more than four (4) business days prior to the Second Closing shall be at least $8.00.

                                      VIII
                         GOVERNING LAW; MISCELLANEOUS.

     8.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Delaware with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     8.2 COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     8.3 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     8.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     8.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     8.6 NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

     If to the Company:

     Excelsior-Henderson Motorcycle Manufacturing Company
     805 Hanlon Drive
     Belle Plaine, MN 56011
     Attn:  Chief Financial Officer
     Tel: (612) 873-5826
     Fax: (612) 873-5956

     With a copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, CA 94304-1050
     Attn: Andrew Hirsch, Esq.
     Tel: (650) 493-9300
     Fax: (415) 496-4092

     With a copy to:

     Shoreline Pacific Institutional Finance
     3 Harbor Drive, Suite 211
     Sausalito, CA  94965
     Attn: General Counsel
     Phone: (415) 332-7800

     Fax: (415) 332-7808


     If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

     Each party shall provide written notice to the other party of any change in address.

     8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the 1933 Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the 1933 Act) and agrees in writing to be bound by this Agreement. This provision shall not limit the Buyer's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Buyer's rights hereunder to any such transferee pursuant to the terms of the Agreement.

     8.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.9 SURVIVAL/REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the agreements and covenants set forth herein shall survive the closing hereunder. The Company makes no representations or warranties in any oral or written information provided to Buyers, other than the representations and warranties included herein. The Company agrees to indemnify and hold harmless each Buyer and all such Buyer's respective officers, directors, employees, partners, members, affiliates, and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties, covenants and obligations under this Agreement or the Registration Rights Agreement.

     8.10 PUBLICITY. The Company and each Buyer shall have the right to review, a reasonable period of time before issuance thereof, any press releases, or relevant portions of any SEC or Nasdaq filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or SEC or Nasdaq filings with respect to such transactions as are required by applicable law and regulations including NASD requirements (although the Company shall make reasonable efforts to consult with the Buyers in connection with any such press release prior to its release and filing and the Buyers shall be provided with a copy thereof and be given an opportunity to comment thereon).

     8.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     8.13 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


COMPANY:

EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY


By: /s/ Thomas M. Rootness
    -----------------------------------
    Name: Thomas M. Rootness
    Title: CFO


                    [SIGNATURES CONTINUED ONTO NEXT PAGE]

BUYERS:

RGC INTERNATIONAL INVESTORS, LDC

By: Rose Glen Capital Management, L.P.
      Investment Manager

By: RGC General Partner Corp.


By:   /s/ Gary S. Kaminsky
      ---------------------------------
Name: Gary S. Kaminsky
Its:  Managing Director

Aggregate  Subscription Amount in Connection with
the First and Second Closings:              $13,000,000

No. of Shares of Series B Preferred Stock:       10,000
No. of Warrants at First Closing                250,000

No. of Shares of Series C Preferred Stock:        3,000
No. of Warrants at Second Closing                75,000


RESIDENCE:  Cayman Islands

ADDRESS:

     c/o Rose Glen Capital Management, L.P.
     3 Bala Plaza East, Suite 200
     251 St. Asaphs Road
     Bala Cynwyd, PA  19004
     Fax:       (610) 617-0570
     Telephone: (610) 617-5900
     Attn:  Wayne Bloch